EXHIBIT 11
                       COMPUTATION OF NET INCOME PER SHARE
                FOR THREE AND SIX MONTHS ENDED SEPTEMBER 30, 1999



                                                For the Three Month Period
                                        ----------------------------------------
                                        September 30, 1999   September 30, 1998
                                        ------------------   -------------------
Net income.............................     $  674,665           $  193,211
Weighted average shares outstanding....      2,223,218            2,203,562
Earning per shares outstanding.........     $     0.30           $     0.09





                                                For the Three Month Period
                                        ----------------------------------------
                                        September 30, 1999   September 30, 1998
                                        ------------------   -------------------

Net income.............................     $1,461,561           $  511,263
Weighted average shares outstanding....      2,220,784            2,201,306
Earning per shares outstanding.........     $     0.66           $     0.23